                                                                   EXHIBIT 10.57
                                                                   -------------


                   AMENDED AND RESTATED SPLIT-DOLLAR AGREEMENT


                  THIS AMENDED AND RESTATED SLIT-DOLLAR AGREEMENT (the "Agreement") is made and entered into as of the 25th day of January, 2002, by and between Cole National Corporation., a Delaware corporation, with principal offices and place of business in the State of Ohio (the "Corporation"), and Jo Merrill, as Trustee of the Jeffrey A. Cole Insurance Trust (the "Trust") dated June 2, 1999 (said Trustee and its successors are hereinafter referred to as the "Trustee").

                                   WITNESSETH:
                                   -----------

                  WHEREAS, the Corporation and the Trustee entered into a Split-Dollar Agreement dated as of the 4th day of June, 1999 (the "Original Agreement"), which will be amended, restated and superseded in its entirety by this Agreement;

                  WHEREAS, Jeffrey A. Cole (the "Insured"), as the Chairman and Chief Executive Officer of the Corporation, is a valued officer, director and employee of the Corporation, and the Corporation desires to retain him in such capacity;

                  WHEREAS, the Insured has established the Trust to provide for the distribution to the beneficiaries of the Trust of the proceeds of certain life insurance protection;

                  WHEREAS, such life insurance protection, payable upon the death of the Insured, will continue to be provided under a policy of life insurance insuring the life of the Insured (the "Policy"), which is described in Exhibit A attached hereto and by this reference is made a part hereof, and which was issued by The Nationwide Life Insurance Company (the "Insurer");

                  WHEREAS, as an inducement to the continued employment of the Insured with the Corporation, the Corporation desires to assist the Insured with his personal life insurance program by entering into this Agreement with the Trustee;

                  WHEREAS, the Corporation desires to pay the entire amount of the premium or premiums due on the Policy as an additional employment benefit for the Insured, on the terms and conditions hereinafter set forth;

                  WHEREAS, in order to secure the repayment to the Corporation of the amounts which it will pay toward the premiums on the Policy, the Trustee has collaterally assigned the Policy to the Corporation under the Collateral Assignment between the Corporation and Trustee dated June 4, 1999, which Collateral Assignment is amended, restated and superseded in its entirety by the Amended and Restated Collateral Assignment attached hereto as Exhibit B and by this reference is made a part hereof (the "Collateral Assignment'); and

                  WHEREAS, the Trustee possesses all incidents of ownership in and to the Policy.

         NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

         1. PURCHASE OF POLICY. The Trustee has purchased the Policy from the Insurer in the total face amount of $4,000,000. The parties hereto have taken all necessary actions to cause the Insurer to issue the Policy, and shall take any further actions which may be necessary to cause the Policy to conform to the provisions of this Agreement. The parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement and of the Collateral Assignment filed with the Insurer as provided in Section 4 hereof.

         2. OWNERSHIP OF POLICY. The Trustee shall be the sole and absolute owner of the Policy, and may exercise all ownership rights granted to the owners thereof by the terms of the Policy, except as may otherwise be provided herein.

         3. PAYMENT OF PREMIUMS.

            a. Whether or not the Insured is employed by the Corporation, until the Return of Premium has occurred, as provided in Section 8.a. hereof, on or before June 2nd of each year the Corporation shall continue to pay the premium to the Insurer, and shall, upon request, promptly furnish the Insured and the Trustee evidence of timely payment of such premium. For purposes of this Agreement, unless otherwise agreed upon by the Corporation and the Trustee, "premium" shall mean an annual premium sufficient to maintain coverage under the Policy to the Insured's age of 95, and a death benefit equal to the total of $4,000,000 (the "Coverage") plus the amounts due to the Corporation under
Section 4 hereof, using the Insurer's then current mortality and expense charges and a gross interest crediting rate of seven percent (7%); provided, however, that the annual premium due for each year beginning in the 4th year of the Policy (2002) and continuing through the 10th year of the Policy (2008) shall not be less than $365,940; and provided, further, that the premium shall not exceed such amount as would cause the Policy not to be considered a "life insurance contract" under Section 7702 of the Internal Revenue Code of 1986, as amended (the "Code"), less $1.00. The Corporation shall annually furnish the Insured a statement of the amount of income reportable by the Insured for federal and state income tax purposes, if any, as a result of the insurance protection provided under the Policy or for any other reason with respect to the Policy.

            b. The financial obligations of the Corporation under this Agreement shall be limited to the payment of the premium or premiums described in this Section, and the Corporation does not have or assume any liability or responsibility with respect to the obligations of the Insurer under the Policy or otherwise. Without limiting the generality of the foregoing, it is specifically provided that in the event of the insolvency or other default of payment by either the Insurer or the Trustee, the Corporation shall have no responsibility to make any payment to the Trust, the Trustees, the Insured or any other person or entity to whom either the Insurer or the Trustee has an obligation, and any person or entity claiming entitlement to payments under the Policy may look only to the assets of the Insurer and any person or entity claiming entitlement to payments under the Trust may look only to the assets of the Trust.

            c. Dividends payable under the Policy shall be used to purchase paid-up additional insurance protection.

         4. REPAYMENT OF PREMIUM PAYMENTS TO CORPORATION; COLLATERAL ASSIGNMENT.

            a. The Corporation is entitled, in accordance with the provisions of this Agreement, to the repayment to it of all of the premium or premiums it pays on the Policy as provided in Section 3 hereof. To secure the repayment to the Corporation of the amount of the premium or premiums on the Policy paid by it hereunder, the Trustee has assigned the Policy to the Corporation as collateral under the Collateral Assignment. The Collateral Assignment shall not be terminated, altered or amended by the Trustee without the express written consent of the Corporation.

            b. At such time as the Corporation has received its Return of Premium as provided in Section 8 hereof, this Agreement and the Collateral Assignment shall terminate and the Corporation shall have no further obligation hereunder.

         5. CORPORATION'S INTEREST IN THE POLICY.

            a. The Corporation shall continue to have an interest in the Policy equal to the amount of all of the premium or premiums it has paid under Section 3 hereof, until such time as the Corporation has received its Return of Premium as provided in Section 8 hereof.

            b. The Corporation may pledge or assign its interest in the Policy, subject to the terms and conditions of this Agreement, for the sole purpose of securing a loan from a third party other than the Insurer or any affiliate of the Insurer. The amount of such loan, including accumulated interest thereon, shall not exceed the lesser of (i) the amount of the premium or premiums on the Policy paid by the Corporation hereunder or (ii) the cash surrender value of the Policy as of the date of the loan. Interest charges on such loan shall be paid by the Corporation. If the Corporation so encumbers the Policy then, upon the death of the Insured or upon termination of this Agreement, the Corporation shall promptly take all action necessary to secure the release or discharge of such encumbrance.

            c. The Trustee has named the Corporation as a beneficiary under the Policy until such time as the Corporation has received its Return of Premium as provided in Section 8 hereof.

         6. LIMITATIONS ON TRUSTEE'S RIGHTS IN POLICY.

            a. Except as otherwise provided herein, the Trustee shall not sell, assign, transfer, borrow against, surrender or cancel the Policy, nor change the beneficiary designation provision thereof as such beneficiary designation relates to the Corporation's interest in the Policy described in Section 5 hereof, without, in any such case, the express written consent of the Corporation.

            b. Notwithstanding any provision hereof to the contrary, the Trustee shall have the right to pledge or assign all of its right, title and interest in the Policy, subject to the Collateral Assignment. The Trustee may exercise this right by executing a written assignment delivered to the Insurer on a form acceptable to the Insurer, and delivering a copy of this form to the Corporation. Upon receipt of such form, executed by the Trustee and duly accepted by the assignee thereof, the Corporation shall consent thereto in writing, and shall thereafter treat such assignee as the sole owner of all of the Trustee's right, title and interest in and to the Policy, subject to this Agreement and the Collateral Assignment, all such rights being vested in and exercisable only by such assignee.

         7. COLLECTION OF DEATH PROCEEDS.

            a. Upon the death of the Insured, the Corporation shall cooperate with the Trustee and any other beneficiary or beneficiaries designated by the Trustee to take whatever action is necessary to collect the death benefit provided under the Policy.

            b. Upon the death of the Insured, the Corporation shall have the unqualified right to receive a portion of such death benefit equal to its Return of Premium. The balance of the death benefit provided under the Policy, if any, shall be paid to the Trust or directly to any other beneficiary or beneficiaries designated by the Trustee, in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy. In no event shall the amount payable to the Corporation hereunder exceed the Policy proceeds payable at the death of the Insured. No amount shall be paid from such death benefit to the Trust or to any other beneficiary or beneficiaries designated by the Trustee until the full amount due the Corporation hereunder has been paid. The parties hereto agree that the beneficiary designation provision of the Policy conforms to the provisions hereof. When the death benefit has been collected and paid as provided herein and the Corporation has received its Return of Premium as provided in Section 8 hereof, this Agreement and the Collateral Assignment shall thereupon terminate and the Corporation shall have no further obligation hereunder.

            c. Notwithstanding any provision hereof to the contrary, in the event that, for any reason whatsoever, no death benefit is payable under the Policy upon the death of the Insured and in lieu thereof the Insurer refunds all or any part of the premium or premiums paid for the Policy, the Corporation shall have the unqualified right to receive a portion of such refund equal to the total amount of the premiums paid by the Corporation hereunder, but not in excess of the amount of such refund.

         8. TERMINATION OF THE AGREEMENT PRIOR TO DEATH OF INSURED, ETC.

            a. During the Insured's lifetime the Corporation shall be entitled to receive from the Insurer the amount of cash surrender proceeds up to the Corporation's entire aggregate premium paid ("Return of Premium") under the Policy without notice to the Insured at any time on or after June 2, 2016, if and only if, following the Return of Premium, the Policy has assets sufficient to maintain Coverage to the Insured's age 95 using the Insurer's then current mortality and expense charges and assuming a gross interest crediting rate of seven percent (7%) per annum at all times following the Return of Premium. At such time as the Corporation receives its Return of Premium, this Agreement and the Collateral Assignment shall terminate and the Corporation shall have no further obligation hereunder.

            b. The Trustee may terminate this Agreement by written notice to the Corporation signed by the Trustee. Such termination shall be effective as of the date of such notice.

            c. Notwithstanding any other provision of this Agreement, (i) in the event of a "change of control" as that term is defined in Section 6(c) of the Employment Agreement dated as of December 17, 1998 among the Corporation, four of its subsidiaries and the Insured as such agreement may be amended from time to time (the "Employment Agreement") or (ii) upon the termination of the Insured's employment with such subsidiaries for any reason not enumerated in Section 6(a)(i), (ii), (iii) or
(iv) of the Employment Agreement (a "termination event"), then:

                (A) No later than 5 business days after a change of control of the Corporation or a termination event, the Corporation shall pay an additional amount to the Trustee sufficient to enable the Trustee to pay all additional premiums necessary to provide life insurance Coverage to Insured's age 95 using the Insurer's then current mortality and expense charges and a gross interest crediting rate of seven percent (7%), as of the date of the change of control or a termination event, as the case may be.

                (B) For purposes of determining the amount of such additional payment or release necessary to fund the death benefits described in this Section 8(c), the Insurer's then current mortality and expense charges and a gross interest crediting rate of seven percent (7%) shall be used.

                (C) In the event any payment under (A) causes or is deemed to cause the Policy to become a "modified endowment contract" as such term is defined in Section 7702A of the Code, then upon any payment of income or excise tax by the Insured or the Trustee with respect to such Policy, no later than 5 business days after any such payment the Corporation shall pay an additional payment to the Insured or the Trustee sufficient to reimburse the Insured or the Trustee for such taxes, including any penalties and interest.

                (D) In the event any payment under (A) or (C) is deemed to be taxable income and/or gifts to the Insured or the Trust pursuant to applicable tax law or regulation, the Corporation shall furnish the Insured and the Trustee with written notice of the amount of taxable income. The Corporation shall further pay additional compensation to the Insured or the Trustee, as the case may be, in an amount sufficient to pay any applicable income taxes, and/or gift taxes, interest and penalties relating to the payments under (A) and/or (C) and the additional compensation. In addition, each payment of premium and payment to the Insured and/or the Trustee under this
            Section 8(c) shall constitute a "Payment" under the provisions of
            Section 7 of the Employment Agreement.

            d. (i) Notwithstanding any other provision of this Agreement, in the event the Corporation takes any action which causes or is deemed to cause the Policy to become a "modified endowment contract" as defined in Section 8(c)(C), then upon payment of income or excise tax by the Trustee with respect to such Policy, no later than 5 business days after any such action the Corporation shall pay an additional payment to the Trustee sufficient to reimburse the Trustee for such taxes, including any penalties and interest.

               (ii) In the event any payment by the Corporation as provided in Subsection (d)(i) is deemed to be taxable income and/or gifts to the Insured or the Trust pursuant to applicable tax law or regulation, the Corporation shall furnish the Insured and the

Trustee with written notice of the amount of taxable income. The Corporation shall further pay additional compensation to the Insured or the Trustee, as the case may be, in an amount sufficient to pay any applicable income taxes, and/or gift taxes, interest and penalties relating to the payment and the additional compensation. In addition, each payment to the Insured and/or the Trustee under this Section 8(d) shall constitute a "Payment" under the provisions of Section 7 of the Employment Agreement.

            e. The Corporation and the Trustee each agree not to take any action without the consent of the other that causes the Policy to become a "modified endowment contract," as defined in Section 8(c)(C).

         9. DISPOSITION OF THE POLICY ON TERMINATION OF THE AGREEMENT DURING THE INSURED EMPLOYEE'S LIFETIME.

            a. For 60 days after the date of the termination of this Agreement during the Insured's lifetime, the Trustee shall have the option of obtaining the release of the Collateral Assignment. To obtain such release, the Trustee shall repay to the Corporation the total amount of the premium payments made by the Corporation hereunder. Upon receipt of such amount, the Corporation shall release the Collateral Assignment, by the execution and delivery of an appropriate instrument of release.

            b. If the Trustee fails to exercise such option within such 60 day period, then, at the request of the Corporation, the Trustee shall execute any document or documents required by the Insurer to transfer the interest of the Trustee in the Policy to the Corporation. Thereafter, the Trustee and the Trust shall have no further interest in and to the Policy, either under the terms thereof or under this Agreement, except as specifically provided herein. Alternatively, the Corporation may enforce its right to be repaid the amount of the premiums on the Policy paid by it from the cash surrender value of the Policy under the Collateral Assignment; provided that in the event the cash surrender value of the Policy exceeds the amount due the Corporation, such excess shall be paid to the Trustee. Any payments to the Corporation from the Policy as provided in the preceding sentence shall first be made from the Policy's cash value attributable to the paid-up additional life insurance purchased by the Policy's dividends.

         10. INSURER NOT A PARTY. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy. In no event shall the Insurer be considered a party to this Agreement, or any modification or amendment hereof. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except so far as the provisions hereof are made a part of the Policy by the Collateral Assignment executed by the Trustee and filed with the Insurer in connection herewith.

         11. ERISA PROVISIONS; DETERMINATION OF BENEFITS, CLAIMS PROCEDURE; ADMINISTRATION. The following provisions of this Agreement are intended to meet the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

             a. The Corporation is hereby designated as the administrator under this Agreement. The administrator shall have the authority to control and manage the operation and administration of this Agreement, shall have the sole and absolute discretion to interpret the provisions of this Agreement (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of this Agreement) and shall make any determinations and findings (including factual determinations and findings) with respect to the rights of the parties hereunder as may be required for the purposes of this Agreement.

             b. (1) CLAIM. A person who believes that he, she or it is being denied a benefit to which he, she or it is entitled under this Agreement (a "Claimant") may file a written request for such benefit with the Corporation, setting forth his, her or its claim. The request may be addressed to the Secretary of the Corporation at its then principal place of business.

             (2) CLAIM DECISION. Upon receipt of a claim, the Compensation Committee of the Board of Directors of the Corporation shall provide the Claimant with a written determination within 90 days. The Compensation Committee may, however, extend the reply period for an additional 90 days for reasonable cause. If the claim is denied in whole or in part, the Compensation Committee shall provide a written determination setting forth: (a) the specific reason or reasons for such denial; (b) the specific reference to pertinent provisions of this Agreement on which such denial is based; (c) a description of any additional material or information necessary for the Claimant to perfect his, her or its claim and an explanation why such material or such information is necessary;
       (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (e) the time limits for requesting a review under subsection (3) and for review under subsection
       (4) hereof.

             (3) REQUEST FOR REVIEW. Within 60 days after the receipt by the Claimant of the written determination described above, the Claimant may request in writing that the Board of Directors of the Corporation (the "Board") review the determination of the Compensation Committee. Such request must be addressed to the Secretary of the Corporation, at his then principal place of business. The Claimant or his, her or its duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Board. If the Claimant does not request a review of the Compensation Committee's determination within such 60-day period, the Claimant shall be barred and estopped from challenging such determination.

             (4) REVIEW OF DECISION. Within 60 days after the Secretary's receipt of a request for review, the Board will review the Compensation Committee's determination. After considering all materials presented by the Claimant, the Board will provide a written determination setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the 60-day period be extended, the Board will so notify the Claimant and will render the decision as soon as possible, but no later than 120 days after receipt of the request for review.

             c. The Corporation is the named fiduciary under the Agreement.

             d. The funding procedure under the Agreement is that all premiums on the Policy be remitted to the Insurer from the Corporation when due, as provided in Section 3 of this Agreement.

             e. The basis of payment of benefits under the Agreement is the direct payment of benefits by the Insurer, with such benefits to be based on the payment of premiums as provided in Section 3 of this Agreement.

         12. ORIGINAL AGREEMENT. The provisions of this Agreement amend, restate and supersede the provisions of the Original Agreement.

         13. AMENDMENT. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

         14. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and permitted assigns, and the Trustee, its successors, permitted assigns, heirs, executors, administrators and beneficiaries.

         15. NOTICES. Any notice required or permitted to the given under this Agreement is to be in writing and either given by personal delivery or deemed to be delivered three (3) days after deposit, postage pre-paid, in the U.S. certified or registered mail, return receipt requested, addressed as follows:

                  If to the Corporation:       Cole National Corporation
                                               5915 Landerbrook Drive
                                               Mayfield Hts., Ohio 44124
                                               Attention:  General Counsel

                  with a copy to:              Jeffrey A. Cole
                                               5200 Three Village Drive
                                               Lyndhurst, Ohio 44124

                  If to the Trustee:           Jo Merrill
                                               5915 Landerbrook Drive
                                               Mayfield Heights, Ohio 44124

or at such other address as is specified in written notice given in the manner required in this Agreement.

         16. NO EMPLOYMENT AGREEMENT. This Agreement shall not be deemed to constitute a contract of employment between the Corporation and the Insured, nor shall any provision of this Agreement restrict the right of the Corporation to discharge the Insured, or restrict the right of the Insured to terminate employment.

         17. GOVERNING LAW. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Ohio without regard to conflicts of laws.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in counterparts, as of the day and year first above written.

Date:  January 25, 2002      /s/  Jo Merrill
       ----------------      ------------------------
                             Trustee of the Jeffrey A. Cole Insurance Trust

                             COLE NATIONAL CORPORATION

                             By: /s/ Leslie D. Dunn
                                 -----------------------------
                             Title: Senior Vice President
                                    --------------------------

                                                                       Exhibit A
                                                                       ---------


                                  POLICY TERMS


         The following life insurance policy is subject to the attached Split-Dollar Agreement:

Insurer:                        The Nationwide Life Insurance Company

Insured:                        Jeffrey A. Cole

Policy Number:                  N056058910

Face Amount:                    $4,000,000

Date of Issue:                  June 2, 1999

                                                                       Exhibit B
                                                                       ---------


                   AMENDED AND RESTATED COLLATERAL ASSIGNMENT


                  For value received, Jo Merrill, as Trustee of the Jeffrey A. Cole Insurance Trust under the Trust Agreement dated June 2, 1999 (the "Assignor"), hereby assigns and transfers to Cole National Corporation, a Delaware corporation (the "Assignee"), Policy Number N056058910 issued by The Nationwide Life Insurance Company (the "Insurer") and any supplementary contracts issued in connection therewith (collectively, the "Policy") upon the life of Jeffrey A. Cole (the "Insured"), solely to the extent of the lesser of
(i) the total of any and all amounts heretofore or hereafter paid or advanced by the Assignee for the payment of premiums or a portion of the premiums thereon; or (ii) upon surrender of the Policy other than upon the death of the Insured, the cash surrender value of the Policy increased by any outstanding Policy loans to the Trustee ((i) or (ii) shall hereafter be referred to as the "Assignee's Interest"), subject to all the terms and conditions of the Policy and to all superior liens, if any, which the Insurer may have against the Policy. The Assignor by this instrument, and Assignee by the acceptance of the assignment, hereby agree to the conditions and provisions herein set forth.

                  1. The Assignor is the owner of the Policy and may exercise any and all rights of ownership with respect thereto, except as otherwise specifically provided herein. It is expressly agreed that only the following specific rights are included in this assignment and pass by virtue hereof to the Assignee and may be exercised solely by the Assignee:

                  (a) The right to collect the net proceeds of the Policy when it becomes a claim, by the death the Insured, up to the amount of the Assignee's Interest.

                  (b) The right to obtain, upon surrender of the Policy by the Assignor, the amount of the cash surrender proceeds up to the amount of the Assignee's Interest.

                  (c) The right to pledge or assign the Policy as security for a loan from a third party.

                  (d) The right to obtain the amount of the cash surrender proceeds up to the amount of the Assignee's Interest ("Return of Premium") under the Policy without notice to the Insured at any time on or after June 2, 2016, if and only if, following the Return of Premium, the Policy has sufficient assets to maintain Coverage (as such term is defined in the Amended and Restated Split-Dollar Agreement dated _____________, 2002 between the Assignee and the Assignor) to the Insured's age 95 using the Insurer's then current mortality and expense charges and assuming a gross interest crediting rate of seven percent (7%) per annum at all times following the Return of Premium.

                  2. The Insurer is hereby authorized to recognize the Assignee's claims to rights hereunder without investigating the reason for any action taken by the Assignee, or the giving of any notice, or the application to be made by the Assignee of any amounts to be paid to the Assignee. The receipt of the Assignee for any sums received shall be a full discharge and release therefor to the Insurer.

      Executed as of this 25th day of January, 2002.



                                  /s/ Jo Merrill
                                ------------------------------------------------
                                Trustee of the Jeffrey A. Cole Insurance Trust

                                COLE NATIONAL CORPORATION

                                By  /s/ Leslie D. Dunn
                                   ---------------------------------------------
                                Title: Senior Vice president
                                      ------------------------------------------


                                       2